================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Symmetricom, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                               SYMMETRICOM, INC.
                             2300 ORCHARD PARKWAY
                        SAN JOSE, CALIFORNIA 95131-1017

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 29, 1997

  The Annual Meeting of Shareholders of SymmetriCom, Inc., a California corporation (the "Company"), will be held on Wednesday, October 29, 1997 at 10:00 a.m. at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017.

  At the meeting, shareholders will consider and vote upon the following proposals:

    1. To elect a Board of Directors of the Company;

    2. To ratify the appointment of Deloitte & Touche llp as the Company's independent auditors for the current fiscal year; and

    3. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

  The Board of Directors has fixed the close of business on September 10, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Accordingly, only shareholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

  A Proxy Statement which contains information with respect to the matters to be voted upon at the meeting and a Proxy card and return envelope are furnished herewith. Management urges each shareholder to carefully read the Proxy Statement. If you cannot be present personally at the meeting, you are requested to fill in and sign the Proxy card and return it promptly to the Company in the envelope enclosed for that purpose.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ J. SCOTT KAMSLER
                                          ----------------------------------
                                          J. SCOTT KAMSLER
                                          Secretary

San Jose, California
Dated: September 26, 1997

  IT IS DESIRABLE THAT AS MANY OF THE SHAREHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, OR ARE NOT SURE WHETHER YOU WILL BE, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                               SYMMETRICOM, INC.
                             2300 ORCHARD PARKWAY
                        SAN JOSE, CALIFORNIA 95131-1017

                                PROXY STATEMENT

                                    GENERAL

DATE, TIME AND PLACE

  This Proxy Statement is furnished to the shareholders of SymmetriCom, Inc., a California corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, October 29, 1997, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed Proxy card will be sent to such shareholders on or about September 26, 1997.

PURPOSES OF THE ANNUAL MEETING

  The purposes of the Annual Meeting are to (1) elect a Board of Directors of the Company, (2) ratify the appointment of Deloitte & Touche llp as the Company's independent auditors for the current fiscal year and (3) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

PROXY/VOTING INSTRUCTION CARDS AND REVOCABILITY OF PROXIES

  When the Proxy in the enclosed form is returned, properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the shareholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any shareholder, including a shareholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 2300 Orchard Parkway, San Jose, California 95131-1017, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

RECORD DATE AND SHARE OWNERSHIP

  Shareholders of record at the close of business on September 10, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 15,899,747 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "Other Information--Share Ownership by Principal Shareholders and Management."

VOTING AND SOLICITATION; QUORUM

  Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of candidates to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. The Company will cumulate votes in the event that additional persons are nominated at the Annual Meeting for election as directors.

  On matters other than the election of directors, each share has one vote. Votes against any such proposal will be counted for determining the presence or absence of a quorum and will also be counted as having been voted with respect to the proposal for purposes of determining whether the requisite majority of voting shares has been obtained, but will be treated as votes against the proposal.

  An automated system administered by the Company's transfer agent tabulates the proxies received prior to the date of the Annual Meeting. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.

  A majority of the outstanding shares constitutes the quorum required to transact business at the Annual Meeting.

  The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Any proposal to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's principal office no later than May 29, 1998 in order to be considered for inclusion in the Company proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 2300 Orchard Parkway, San Jose, California 95131-1017.

                               PROPOSAL NO. ONE

                             ELECTION OF DIRECTORS

NOMINEES

  The Bylaws of the Company provide for a Board of four directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

  The names of the nominees, and certain information about them, are set forth below.

                                   DIRECTOR
             NAME              AGE  SINCE    PRINCIPAL OCCUPATION OR EMPLOYMENT
             ----              --- -------- -----------------------------------
 Richard W. Oliver(2)(3).....   51   1997   Professor of Management at the Owen
                                            Graduate School of Management,
                                            Vanderbilt University
 William D. Rasdal(1)........  64    1985   Chairman of the Board and Chief
                                            Executive Officer of the Company
 Roger A. Strauch(2)(3)......  41    1995   Chairman of the Board of The Roda
                                            Group
 Robert M. Wolfe(1)(2)(3)....  70    1990   Telecommunications Network
                                            Consultant

--------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Stock Option and Compensation Committee.

  Mr. Oliver has been a Professor of Management at the Owen Graduate School of Management, Vanderbilt University, since September 1992. From 1977 to September 1992, Mr. Oliver served in various marketing and corporate positions, including as Vice President of Business and Residential Services, Vice President of Corporate Marketing and special assistant to the Chairman and Chief Executive Officer, for Northern Telecom Ltd. Mr. Oliver is also director of Communications Central, Inc., a provider of public pay telephone services, and Applied Innovation, Inc., a manufacturer of data communication equipment in the telephone industry, as well as several private companies.

  Mr. Rasdal has served as Chairman of the Board of the Company since July 1989 and as Chief Executive Officer since joining the Company in November 1985. In addition, Mr. Rasdal has served as President and Chief Operating Officer of Telecom Solutions, a division of the Company, since January 1997. From November 1985 until July 1989, Mr. Rasdal was President and a Director of the Company. Mr. Rasdal has also served as a Director of both Celeritek, Inc. since April 1985 and of Advanced Fibre Communications, Inc. since February 1993. From March 1980 until March 1985, Mr. Rasdal was associated with Granger Associates, a manufacturer of telecommunications products. His last position with Granger Associates was President and Chief Operating Officer. From November 1972 to January 1980, Mr. Rasdal was employed by Avantek as Vice President and Division Manager for Avantek's microwave integrated circuit and semiconductor operations. For the thirteen years prior to joining Avantek, he was associated with TRW in various management positions.

  Mr. Strauch is Chairman of the Board of The Roda Group, a venture development firm based in Berkeley, California. In June of 1997, Mr. Strauch retired from his position as Chairman of the Board and Chief Executive Officer of TCSI Corporation ("TCSI"), a telecom software company. Mr. Strauch co-founded TCSI in 1983 and served initially as the general manager of this Teknekron Corporation division. Once established as a separate corporation, Mr. Strauch was elected as TCSI's President in 1987 and, in addition, its Chief Executive Officer in 1989 and Chairman of the Board in 1996. For five years prior thereto, Mr. Strauch served as a senior staff engineer and project manager for Hughes Aircraft Company's Space and Communications Group.
Mr. Strauch is on the Board of Directors of Plynetics Express, a rapid prototyping and tooling manufacturer based in San Leandro, California. He is a member of the Board of Trustees of the Math Sciences Research Institute, the Industrial Advisory Board of the Department of Electrical Engineering and Computer Sciences at the University of California, Berkeley, and a member of Cornell University's College of Engineering Advisory Council.

  Mr. Wolfe has been an independent telecommunications network consultant since October 1989. From April 1985 until October 1989, Mr. Wolfe served as Vice President of BellSouth Services, a subsidiary of BellSouth Corporation, where he was responsible for telecommunications network planning. For three years prior thereto, he served as Assistant Vice President of BellSouth Corporation involved in strategic planning for BellSouth after the Bell System breakup. Prior to 1982, Mr. Wolfe held various positions in the Bell System, including two years at AT&T in New York.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

  With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder has the number of votes equal to the number of shares held multiplied by the number of directors to be elected. Each shareholder may give all such votes to one candidate or distribute such shareholder's votes among the candidates as the shareholder chooses. However, the right to cumulate votes may not be exercised until the candidate or candidates have been nominated and a shareholder has given notice at the Annual Meeting of the shareholder's intention to vote cumulatively. If any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes. The candidates receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, shall be elected. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors has an Executive Committee, an Audit Committee and a Stock Option and Compensation Committee. There is no Nominating Committee or a committee performing the functions of a nominating committee. The Executive Committee may, to the extent permitted by law, exercise all of the powers of the Board of Directors with respect to the management of the Company. The Audit Committee monitors the performance of the independent auditors, recommends their engagement or dismissal to the Board of Directors and monitors the Company's internal financial and accounting organization and financial reporting. The Stock Option and Compensation Committee recommends executive compensation arrangements for action by the Board as a whole, and administers the Company's stock option plans. During the 1997 fiscal year, the Audit Committee held two meetings and the Stock Option and Compensation Committee held four meetings. The Executive Committee held no meetings separate from the Board of Directors as a whole during the 1997 fiscal year.

  During the 1997 fiscal year, there were four meetings of the Board of Directors. With the exception of Richard Oliver who did not serve on the Board of Directors during the 1997 fiscal year, each of the Company's present directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of committees of the Board of Directors on which such person served during the 1997 fiscal year.

DIRECTOR COMPENSATION

  Under the terms of the 1990 Director Option Plan, each non-employee director automatically receives a nonstatutory stock option to purchase 10,000 shares of the Company's Common Stock (i) on the date on which such person first becomes an outside director and (ii) on January 1 of each year, if on such date, such person shall have served on the Board of Directors for at least six months. Non-employee directors of the Company are paid $2,500 for each Board meeting attended. No additional compensation is paid for committee meetings attended. The Company also reimburses its directors for certain expenses incurred by them in their capacity as directors or in connection with attendance at Board meetings.


                               PROPOSAL NO. TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                OF THE COMPANY

  Deloitte & Touche LLP, Certified Public Accountants, have been the independent auditors for the Company since 1976 and, upon recommendation of the Audit Committee, their reappointment as independent auditors for the 1998 fiscal year has been approved by the Board of Directors, subject to ratification by the shareholders.

  The Company has been advised by Deloitte & Touche LLP that neither it nor any of its members has had any relationship with the Company or any of its affiliates during the past three years other than as independent auditors. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Although not required to be submitted for shareholder approval, the Board of Directors has conditioned its appointment of its independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the shareholders do not approve the selection of Deloitte & Touche LLP, the appointment of independent auditors will be reconsidered by the Board of Directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent (10%) shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than ten percent (10%) shareholders were complied with, except that the Form 4 required to be filed by Dale Pelletier for transactions occurring in December 1995 was filed late.

SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of Common Stock of the Company as of July 31, 1997, by (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each of the officers named in the Summary Compensation Table (the "Named Officers"), (iii) each director and (iv) all directors and executive officers as a group. A total of 15,934,381 shares of the Company's Common Stock were issued and outstanding as of July 31, 1997.

                                                       SHARES
                                                    BENEFICIALLY  APPROXIMATE
                 NAME AND ADDRESS                      OWNED     PERCENT OWNED
                 ----------------                   ------------ -------------
Eagle Asset Management, Inc. ......................  1,169,200        7.3%
 P.O. Box 10520
 St. Petersburg, FL 33733-0520(1)
William D. Rasdal(2)(3)............................    533,770        3.3%
J. Scott Kamsler(2)(4).............................    140,847          *
D. Ronald Duren(5).................................     76,978          *
Dale A. Pelletier(2)...............................     45,970          *
Robert M. Wolfe(2).................................     25,000          *
Roger A. Strauch(2)................................     10,000          *
Brad P. Whitney(6).................................         --         --
Richard W. Oliver..................................         --         --
James J. Peterson..................................         --         --
All directors and executive officers as a group (9
 persons)(2).......................................    832,565        5.1%

--------
 *  Less than one percent (1%).
(1) Based on information received from Eagle Asset Management, Inc.
(2) Includes 130,000, 87,441, 42,000, 20,000, 7,500 and 286,941, which Messrs.
    Rasdal, Kamsler, Pelletier, Wolfe, Strauch, and all directors and executive officers as a group, respectively, have the right to acquire within 60 days of July 31, 1997 upon the exercise of stock options.
(3) Includes 403,770 shares held by the Rasdal Family Trust, dated July 16, 1983, as amended, of which William D. Rasdal and Marilyn Kay Rasdal are Co-Trustees.
(4) Includes an aggregate of 49,976 shares held by the Kamsler Bishop Trust, dated September 22, 1995, of which J. Scott Kamsler and Linda C. Bishop are Co-Trustees.
(5) Includes an aggregate of 800 shares held by Sean P. McHenry and Ashley C. Duren, children of Mr. Duren, as to which Mr. Duren disclaims beneficial ownership. Mr. Duren resigned as President and Chief Operating Officer, Telecom Solutions on December 18, 1996.
(6) Mr. Whitney resigned as President and Chief Operating Officer, Linfinity Microelectronics Inc. ("Linfinity"), a subsidiary of the Company, on February 27, 1997.

                        EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth compensation earned in the last three fiscal years by (i) the Company's Chief Executive Officer, (ii) the three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the fiscal year ended June 30, 1997, and (iii) D. Ronald Duren and Brad P. Whitney, who would have qualified as executive officers pursuant to item (ii) but for the fact that they were not serving as executive officers as of the end of the fiscal year ended June 30, 1997.

                                                             LONG TERM
                                                            COMPENSATION
                                  ANNUAL COMPENSATION          AWARDS
                              ----------------------------  ------------
                                                             SECURITIES
                                              OTHER ANNUAL   UNDERLYING   ALL OTHER
        NAME AND              SALARY   BONUS  COMPENSATION    OPTIONS    COMPENSATION
   PRINCIPAL POSITION    YEAR   ($)     ($)      ($)(1)         (#)          ($)
   ------------------    ---- ------- ------- ------------  ------------ ------------
CURRENT EXECUTIVE
 OFFICERS
-------------------------------------------------------------------------------------
William D. Rasdal        1997 274,932 354,907        --            --          300(2)
 Chairman of the Board   1996 272,269      --        --        40,000          300(2)
 and Chief Executive     1995 246,645 246,645        --        30,000          300(2)
 Officer
-------------------------------------------------------------------------------------
J. Scott Kamsler         1997 189,723 244,914        --        15,000          300(2)
 Senior Vice President,  1996 184,823      --        --        20,000          300(2)
 Finance, Chief          1995 167,338 167,338        --        20,000          300(2)
 Financial Officer and
 Secretary
-------------------------------------------------------------------------------------
James J. Peterson(3)     1997 165,163  46,148   121,020(4)         --(5)       300(2)
 President and Chief     1996      --      --        --            --           --
 Operating Officer,      1995      --      --        --            --           --
 Linfinity
 Microelectronics Inc.
-------------------------------------------------------------------------------------
Dale A. Pelletier        1997 162,000 119,312        --        23,000          300(2)
 Senior Vice President   1996 148,961  16,775        --         5,000          300(2)
 Operations, Telecom     1995 135,000  84,988        --        10,000          300(2)
 Solutions
-------------------------------------------------------------------------------------
FORMER EXECUTIVE
 OFFICERS
-------------------------------------------------------------------------------------
D. Ronald Duren(6)       1997 224,861 285,013        --            --          300(2)
 Former President and    1996 221,616  35,458        --        40,000          300(2)
 Chief Operating         1995 201,062 170,904        --        40,000          300(2)
 Officer, Telecom
 Solutions
-------------------------------------------------------------------------------------
Brad P. Whitney(7)       1997 189,777 144,010        --            --      110,300(8)
 Former President and    1996 185,823      --        --            --          300(2)
 Chief Operating         1995 170,000  68,000        --            --          300(2)
 Officer,
 Linfinity
 Microelectronics Inc.

--------
(1) Excludes certain perquisites and other personal benefits, securities or property which, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.
(2) Represents Company matching 401(k) Plan contributions.
(3) Mr. Peterson commenced employment with Linfinity in August 1996 and became President and Chief Operating Officer in February 1997.
(4) Represents commissions earned as a percentage of net sales of Linfinity.
(5) In the fiscal year ended June 30, 1997, Mr. Peterson was granted options to purchase a total of 351,000 shares of Linfinity Common Stock.
(6) Mr. Duren resigned as President and Chief Operating Officer, Telecom Solutions on December 18, 1996 and remained employed by Telecom Solutions until April 7, 1997.
(7) Mr. Whitney resigned as President and Chief Operating Officer of Linfinity on February 27, 1997.
(8) Includes Company matching 401(k) Plan contribution of $300 and lump sum payments to Mr. Whitney totaling $110,000 pursuant to the terms of his Separation Agreement with Linfinity. See "Certain Transactions."

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth, as to the Named Officers, certain information relating to stock options granted during fiscal 1997.

                                        INDIVIDUAL GRANTS                 POTENTIAL REALIZABLE
                         ------------------------------------------------   VALUE AT ASSUMED
                         NUMBER OF                                           ANNUAL RATES OF
                         SECURITIES   % OF TOTAL                               STOCK PRICE
                         UNDERLYING    OPTIONS                              APPRECIATION FOR
                          OPTIONS     GRANTED TO   EXERCISE OR                OPTION TERM(3)
                          GRANTED    EMPLOYEES IN  BASE PRICE  EXPIRATION ---------------------
     NAME                    (#)    FISCAL YEAR(1)  ($/SH)(2)     DATE      5%($)      10%($)
     ----                ---------- -------------- ----------- ---------- ---------- ----------
CURRENT EXECUTIVE
 OFFICERS
William D. Rasdal.......       --         --              --          --          --         --
J. Scott Kamsler........   15,000        3.2         14.4375    04/16/07     136,195    345,145
James J. Peterson(4)....       --         --              --          --          --         --
Dale A. Pelletier.......    8,000        1.7         13.2500    07/25/06      66,663    168,937
Dale A. Pelletier.......   15,000        3.2         14.4375    04/16/07     136,195    345,145
FORMER EXECUTIVE
 OFFICERS
D. Ronald Duren.........       --         --              --          --          --         --
Brad P. Whitney.........       --         --              --          --          --         --

--------
(1) The total number of shares subject to options granted to employees of the Company in fiscal 1997 was 462,900.
(2) The exercise price per share is equal to the closing price of the Company's Common Stock on the date of grant.
(3) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1997, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
(4) In August 1996, Mr. Peterson was granted an option to purchase 101,000 shares of Linfinity Common Stock at a per share exercise price of $2.65. Such option represents 18.8% of the total options granted to the employees of Linfinity in the 1997 fiscal year and expires on August 26, 2006. The potential realizable value of such option at the specified rates of 5% and 10% is $168,324 and $426,565, respectively. In April 1997, Mr. Peterson was granted an option to purchase 250,000 shares of Linfinity Common Stock at a per share exercise price of $3.15. Such option represents 46.4% of the total options granted to employees of Linfinity in the 1997 fiscal year and expires on April 18, 2007. The potential realizable value of such option at the specified rates of 5% and 10% is $495,255 and $1,255,072, respectively.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table provides information with respect to option exercises in fiscal 1997 by the Named Officers and the value of such officers' unexercised options at the close of business on June 27, 1997 (the last trading day prior to the end of the Company's 1997 fiscal year).




                                                        NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                           SHARES                   OPTIONS AT FISCAL YEAR END(#)          FISCAL YEAR END($)(2)
                         ACQUIRED ON     VALUE      ---------------------------------    -------------------------
     NAME                EXERCISE(#) REALIZED($)(1)  EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
     ----                ----------- -------------- ---------------   ---------------    ----------- -------------
CURRENT EXECUTIVE
 OFFICERS
William D. Rasdal.......    66,000     1,188,750          105,000         45,000            75,938      75,938
J. Scott Kamsler........        --            --           72,441         40,000           253,377      50,625
James J. Peterson(3)....        --            --               --             --                --          --
Dale A. Pelletier.......     5,000        64,063           33,750         34,250            77,187      31,312
FORMER EXECUTIVE
 OFFICERS
D. Ronald Duren.........   125,097     1,726,249           30,000          2,097                --      10,616
Brad P. Whitney.........        --            --               --             --                --          --

--------
(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the date of exercise, minus the exercise price.

(2) Market value of underlying securities based on the closing price of $14.00 of the Company's Common Stock on June 27, 1997 (the last trading day prior to the end of the Company's 1997 fiscal year), minus the exercise price.
(3) Mr. Peterson has an option to purchase 101,000 shares of Common Stock of Linfinity, a subsidiary of the Company, at a per share exercise price of $2.65, and an option to purchase 250,000 shares of Common Stock of Linfinity at a per share exercise price of $3.15, under Linfinity's employee stock option plan, none of which shares are exercisable as of June 27, 1997. The fair market value of Linfinity's Common Stock was most recently determined by Linfinity's Board of Directors to be $3.15 per share, based upon an independent valuation analysis prepared in June 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Stock Option and Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is currently composed of all three non-employee directors, Roger A. Strauch, Robert M. Wolfe and Richard W. Oliver. No interlocking relationship exists between the Company's Board of Directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                             CERTAIN TRANSACTIONS

  On February 27, 1997, Brad P. Whitney resigned as President and Chief Operating Officer of Linfinity. Pursuant to a Separation Agreement between Mr. Whitney and Linfinity dated March 17, 1997, Linfinity agreed to make the following payments to Mr. Whitney: (i) base salary at the rate in effect at the time of his resignation, with such payments to end upon the earlier of (a) fifty-two weeks after termination of employment or (b) the date Mr. Whitney commences employment elsewhere (collectively, the "Salary Continuation Period"), (ii) a bonus, pro rated through March 17, 1997, under Linfinity's bonus program, (iii) $100,000 in exchange for forfeiture of vested stock options to purchase Linfinity Common Stock, (iv) $10,000 for professional outplacement assistance, and (v) group health and executive medical coverage, as well as an automobile allowance through the Salary Continuation Period. In consideration of the foregoing payments, Mr. Whitney agreed to be available to provide consulting services to Linfinity from time to time through the Salary Continuation Period.

  On December 18, 1996, D. Ronald Duren resigned as President and Chief Operating Officer, Telecom Solutions, although he remained employed by Telecom Solutions until April 7, 1997. Pursuant to a Separation Agreement between Mr. Duren and the Company dated April 7, 1997, the Company agreed to make the following payments to Mr. Duren: (i) base salary at the rate in effect at the time of his resignation, with such payments to end upon the earlier of (a) April 7, 1998 or (b) the date Mr. Duren accepts or obtains regular full-time employment with another company (collectively, the "Salary Continuation Period"), (ii) a bonus payment for the full 1997 fiscal year determined in accordance with previously established targets, and (iii) group health and executive medical coverage, as well as an automobile allowance through the Salary Continuation Period. In consideration of the foregoing payments, Mr. Duren agreed to be available to provide consulting services to the Company from time to time through the Salary Continuation Period.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 11 shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any further filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into any such filing.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee is comprised of three independent, non-employee directors who have no interlocking relationships, as defined by the Securities and Exchange Commission. As part of its duties, the Compensation Committee reviews compensation levels of the executive officers and evaluates their performance. The Compensation Committee also administers the Company's stock option plans. In connection with such duties, the Compensation Committee determines base salary levels and short-term incentive bonus programs for the Company's executive officers at or about the start of the fiscal year, and determines actual bonuses after the end of such fiscal year based upon the achievement of Company or subsidiary profit levels. The Compensation Committee also determines stock option awards to executives throughout the year. The Compensation Committee's review of the Company's executive pay program included a comprehensive report from an independent compensation consultant which analyzed the elements of the Company's executive compensation program in comparison with executive compensation programs maintained by other high technology companies.

  The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short- and long-term strategic Company goals, to link executive and shareholder interest through equity-based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A substantial portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon the achievement of Company or subsidiary profit levels.

  The three key components of the Company's executive compensation program in fiscal 1997 were base salary, short-term incentives, represented by the Company's annual bonus program, and long-term incentives, represented by the Company's stock programs. The Company also provides benefits to its executives to provide for health, welfare and security needs, as well as for executive efficiency. The Company's policies with respect to the three principal elements of its executive compensation program, as well as the basis for the compensation awarded to Mr. Rasdal, Chairman of the Board and Chief Executive Officer of the Company, are discussed below.

BASE SALARY

  Base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions for high technology companies. The Compensation Committee considers not only the achievement of corporate and business unit financial and strategic goals but also individual performance, including managerial effectiveness, teamwork and customer satisfaction. Base salaries of executive officers in fiscal 1997 were set below the average for comparable positions at high technology companies in order to place a greater emphasis on incentive components of the compensation package.

ANNUAL BONUS PROGRAM

  At the beginning of the 1997 fiscal year, the Compensation Committee determined maximum annual incentive bonus payments based on aggressive profit targets compared to fiscal 1996. Following the end of the 1997 fiscal year, the Compensation Committee determined the amount of the annual incentive payments for each executive officer based on its evaluation of the achievement of the profit target set for each of (a) Linfinity, the Company's semiconductor subsidiary, with respect to Linfinity officers, (b) Telecom Solutions, the Company's telecommunications operation, with respect to Telecom Solutions officers, and (c) the Company as a whole, with respect to the Company's Chief Executive Officer and Chief Financial Officer. The Compensation Committee's philosophy is to set high profit targets, and to make each executive officer's maximum incentive bonus payout target high in relation to such executive officer's salary and in comparison with other high technology companies, in order to obtain significant linkage between overall executive compensation and the achievement of the applicable profit target. With the exception of Dale Pelletier whose maximum annual executive compensation payout target was 75% of base salary, for fiscal 1997, the Compensation Committee set the maximum annual executive compensation payout target for the Named Officers of the Company, Telecom Solutions and Linfinity at a maximum of 130% of base salary, in each case upon the achievement of targeted profit goals for the Company as a whole and for Telecom Solutions and Linfinity separately.

  Based upon the operations' performance, the fiscal 1997 annual bonus payouts to the Named Officers as a percentage of base salary earned were as follows:
(i) Messrs. Rasdal and Kamsler, 129%, (ii) Mr. Duren, 127%,
(iii) Mr. Peterson, 101%, which includes all incentive compensation since joining Linfinty in August 1996, (iv) Mr. Pelletier, 74%, and (v) Mr. Whitney, 76%.

EQUITY-BASED COMPENSATION

  Under the Company's 1990 Employee Stock Plan, stock options may be granted to executive officers and other key employees of the Company. The size of stock option awards is based primarily on an individual's performance and the individual's responsibilities and position with the Company, as well as on the individual's present outstanding vested and unvested options. Options are designed to align the interests of executive officers with those of shareholders. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and current grants generally vest over three years. This approach is designed to encourage the creation of shareholder value over the long term since no benefit is realized from the stock option grant unless the price of the Common Stock rises over a number of years. With respect to Linfinity officers, such officers have received stock option grants directly from Linfinity, and do not receive stock option grants with respect to the Company's stock.

  In addition to the 1990 Employee Stock Plan, all eligible employees of the Company, including executive officers, may participate in a payroll deduction Employee Stock Purchase Plan pursuant to which Common Stock of the Company may be purchased at the end of each six-month offering period, at a purchase price equal to 85% of its fair market value at the beginning or ending of such offering period, whichever is lower.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  The Compensation Committee meets without the Chief Executive Officer present to evaluate his performance. The Chief Executive Officer's base salary and annual incentive bonus was determined based on a number of factors, including comparative salaries of chief executive officers of similar performance high technology companies, and the Company's performance in fiscal 1996 as well as targets for fiscal 1997. Mr. Rasdal's base salary for fiscal 1997 was set at levels below the average of chief executive officers of high technology companies because of the Compensation Committee's philosophy set forth above in "Compensation Committee Report--Base Salary." Mr. Rasdal's maximum fiscal 1997 annual incentive bonus target was based on the Company's achievement of targeted levels of profits after tax. Mr. Rasdal was paid an incentive bonus of $354,907 as a result of the Company's success in fiscal 1997 of meeting targeted goals. Mr. Rasdal was not awarded any options to purchase Common Stock in fiscal 1997.

                                          Stock Option and Compensation
                                           Committee
                                              Richard W. Oliver
                                              Roger A. Strauch
                                              Robert M. Wolfe

                         COMPARATIVE STOCK PERFORMANCE

  The graph below compares the cumulative total shareholders' return on the Company's Common Stock for the last five fiscal years with the total return on the S&P 500 Index and the S&P High Technology--Composite Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P High Technology--Composite Index, and reinvestment of all dividends).


                               SymmetriCom, Inc.
               Comparison of Five-Year Cumulative Total Return
                    SymmetriCom, Inc., S&P 500 Index and
                     S&P High Technology-Composite Index

                           TOTAL SHAREHOLDER RETURNS

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                        Years Ending June 30th
                                                       ------------------------
                                                       1993 1994 1995 1996 1997
                                                       ---- ---- ---- ---- ----
SymmetriCom, Inc...................................... $358 $160 $435 $270 $288
S&P 500 Index......................................... $114 $115 $145 $183 $247
S&P High Technology--Composite Index.................. $117 $126 $206 $245 $373

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ J. SCOTT KAMSLER
                                          -----------------------------------
                                          J. Scott Kamsler,
                                          Secretary

Dated: September 26, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               SYMMETRICOM, INC.

                      1997 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of SymmetriCom, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 26, 1997, and hereby appoints William D. Rasdal and J. Scott Kamsler, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of SymmetriCom, Inc. to be held on October 29, 1997, at 10:00 a.m., at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

      (Continued, and to be marked, dated and signed, on the other side)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                              Please mark   [X]
                                                             your votes as
                                                              indicated in
                                                              this example


                                      FOR                    WITHHOLD
                              all nominees listed       authority to vote
                                below (except as        for all nominees
                                   indicated).               listed.
1.  Election of Directors             [_]                      [_]



If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Richard W. Oliver, William D. Rasdal, Roger A. Strauch, Robert M. Wolfe



                                      FOR          AGAINST        ABSTAIN
2.  Proposal to ratify the            [_]            [_]            [_]
    appointment of Deloitte
    & Touche LLP as the
    independent auditors
    of the Company for the
    1998 fiscal year.


                       and upon such other matters which may properly come before the meeting and any adjournment(s) thereof.

                       (This Proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                       Dated: _________________________________________, 1997

                       ______________________________________________________
                                             (Signature)

                       ______________________________________________________
                                             (Signature)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE